Exhibit 99.16
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution gross profit)

3 Month Rolling Average (%)*

	2005	2006	2007	2008
January	9.9	10.1	8.8	7.6
February	9.7	9.4	8.7	7.2
March	9.8	9.6	9.0	7.7
April	9.8	9.7	8.1	7.6
May	10.0	9.8	7.3	7.6
June	10.0	9.3	7.1	7.8
July	10.1	9.1	7.3	7.6
August	9.7	8.8	7.8	7.7
September	9.3	8.8	7.0	8.1
October	9.1	8.9	6.9	8.1
November	9.9	9.0	7.2	8.5
December	10.2	8.6	7.5	8.6

12 Month Rolling Average (%)*

	2005	2006	2007	2008
January	9.6	9.8	9.1	7.5
February	9.6	9.8	9.1	7.4
March	9.7	9.8	8.9	7.3
April	9.7	9.7	8.7	7.4
May	9.7	9.7	8.4	7.5
June	9.7	9.6	8.4	7.5
July	9.8	9.5	8.3	7.4
August	9.8	9.5	8.2	7.4
September	9.7	9.5	7.9	7.8
October	9.7	9.4	7.7	7.7
November	9.8	9.2	7.7	7.7
December	9.8	9.1	7.6	8.0

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.